UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SINO GREEN LAND CORPORATION
(Name of Registrant as Specified In Its Charter)

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Sino Green Land Corporation
6/F No.947, Qiao Xing Road, Shi Qiao Town
Pan Yu District, Guangzhou
People’s Republic of China 511490
Tel: (+86) 20-84890337

NOTICE OF ACTIONS TAKEN PURSUANT TO THE WRITTEN CONSENT OF THE MAJORITY
STOCKHOLDERS IN LIEU OF AN ANNUAL MEETING OF THE STOCKHOLDERS

May 24, 2010

Dear Stockholder:

Notice is hereby given to inform the holders of shares of our common stock that on May 18, 2010, the stockholders holding a majority of the shares of our common stock authorized the following:

1. The election of three directors to hold office until 2011.

This action has been approved by our board of directors and by stockholders holding 65,318,842 shares of our common stock, representing approximately 58.4% of the outstanding shares of our common stock on May 18, 2010, which we also refer to as the record date.

We have asked brokers and other custodians, nominees and fiduciaries to distribute this Information Statement and our 2009 annual report to the beneficial owners of our common stock held of record by such persons on the record date. We will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE MATTER DESCRIBED HEREIN WILL BE EFFECTIVE ON THE 20TH DAY AFTER THE MAILING OF THIS INFORMATION STATEMENT WITHOUT ANY FURTHER ACTION.

By Order of the Board of Directors,

/s/ Anson Yiu Ming Fong
Anson Yiu Ming Fong
Chief Executive Officer

Important Notice Regarding the Availability of Materials:

The Information Statement for the Written Consent in Lieu of Our 2010 Annual Meeting of Stockholders and Our 2009 Annual Report to Stockholders are also available on the internet at http://www.sinogreenland.com.

Sino Green Land Corporation
6/F No.947, Qiao Xing Road, Shi Qiao Town
Pan Yu District, Guangzhou
People’s Republic of China 511490
Tel: (+86) 20-84890337

_____________________

INFORMATION STATEMENT
_____________________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 27, 2010, to our stockholders, to provide material information regarding corporate actions that have been approved by the written consent of our majority stockholders. Stockholders that requested to receive these materials electronically will receive an e-mail with links to the materials, which may give them faster delivery of the materials and help us save printing and mailing costs and conserve natural resources.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of this Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY OUR MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement and our 2009 annual report to the beneficial owners of our common stock held of record by such entities.

NO DISSENTERS’ RIGHTS

Stockholders will not be entitled to appraisal rights in connection with the matter set forth herein.

AUTHORIZATION BY OUR BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

Pursuant to the Nevada Revised Statutes and our bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action consent to such action in writing. The approval of the matter described herein requires the affirmative vote or written consent of a majority of the issued and outstanding shares of our common stock. Each stockholder is entitled to one vote per share of our common stock on any matter which may properly come before the stockholders.

On May 18, 2010, which we also refer to throughout this Information Statement as the record date, 111,943,670 shares of our common stock were issued and outstanding.

On May 18, 2010, Mr. Anson Yiu Ming Fong, the Chairman of our board of directors and our Chief Executive Officer, and Mr. Xiong Luo, a director and our Corporate Secretary, who in the aggregate beneficially own 65,318,842 shares of our common stock, representing approximately 58.4% of the outstanding shares of our common stock, approved the election of directors described herein by written consent in lieu of an annual meeting of stockholders.

Accordingly, we have obtained all the necessary corporate approvals in connection with the adoption of the matter described herein. We are not soliciting proxies from any other stockholder. All other stockholders will not be given an opportunity to vote with respect to the matter described herein. This Information Statement is being furnished solely for the purposes of notifying our stockholders of the actions authorized by our majority stockholders by written consent as required by the Nevada Revised Statutes and the Securities Exchange Act of 1934, as amended, which we also refer to throughout this Information Statement as the Exchange Act.

ELECTION OF DIRECTORS
(ACTION ONE)

Our By-Laws provide that the Board of Directors shall consist of not less than one (1) and not more than nine (9) directors, as determined by the Board of Directors. Our Board of Directors currently consists of four (4) directors and there are three (3) nominees elected as directors by our majority stockholders. Each nominee will serve for a term of one year and until his successor is elected and qualified or until the director’s earlier resignation or removal. Our Board’s nominees are set forth in the table below, all of whom are currently serving as directors. Our Board considered the qualifications of each of the nominees for election at the Annual Meeting and unanimously recommended that each nominee be submitted for re–election to the Board.

The following table sets forth the name and age of each of the nominees elected by our majority stockholders, each nominee’s position with us and the year in which each of our nominees was first elected to the Board.

Name	Age	Position	Director Since
Anson Yiu Ming Fong	49	Chairman of the Board and Chief Executive Officer	2009
Xiong Luo	57	Director and Corporate Secretary	2009
Jeremy Goodwin	37	Director	2009

Anson Yiu Ming Fong. Mr. Fong has been Chairman of our board of directors since our reverse acquisition with Organic Region Group Limited (“Organic Region”) on January 15, 2009 and he has been our Chief Executive Officer since April 29, 2010. He is also a co-founder of our BVI subsidiary, Organic Region. Prior to founding Organic Region, Mr. Fong had been engaged in the consumer products industry in China for more than 25 years. From 2001 to 2008, Mr. Fong was the co-founder of the Heng Tai Consumables Group Ltd., a Hong Kong listed company, and served as its executive director and Chief Operation Officer. Prior to 2001, Mr. Fong served from 1986 to 2001 as the sales director for China Trade for Vincent Honour Ltd., and from 1980 to 1985, worked at Dodwell Wines & Spirits and Dodwell Imports, Hong Kong, as a sales representative. Mr. Fong graduated from Willington’s College in 1979.

Mr. Xiong Luo. Mr. Luo has been a director since February 2009 and our Corporate Secretary since May 2010, and was our Chief Operating Officer from January 15, 2009 until April 29, 2010. He has been the Chief Operating Officer and a director of our BVI subsidiary, Organic Region, since 2006. Mr. Luo has also served as the general manager of our PRC operating subsidiaries, Zhuhai Organic and Guangzhou Organic, since 2004. Mr. Luo has more than 20 years experience in enterprise planning and operations. Prior to joining us, Mr. Luo served from 2001 to 2004, as general manager and managing director of China Environmental Protection Industry Ltd. From 1998 to 2001, he was general manager of Beijing World Oasis Technology Limited. From 1997 to 1998, he was general manager of Beijing Chunyi Industry Ltd. From 1991 to 1997, he was general manager of the Zhuhai Guanli plastic machinery plant. Mr. Luo graduated from Guangdong South China Agricultural University in 1985 with a B.A. degree.

Mr. Jeremy Goodwin. Mr. Goodwin became a director in February 2009. He has extensive experience in providing financial advice to multi-national and Asian companies on key corporate initiatives such as mergers and acquisitions, debt and equity financing, restructuring, privatization and business expansion. Since 2006, Mr. Goodwin has been Managing Partner of 3G Capital Partners, a corporate finance advisory firm, and was a vice president of Global Capital Group Enterprises, a corporate finance advisory firm, from 2002 to 2005. From 1999 to 2001, Mr. Goodwin was with the ING Beijing Investment arm of Baring Private Equity Partners in Hong Kong, and from 1997 to 1998, Mr. Goodwin worked at ABN Amro in Beijing. Mr. Goodwin began his career at Mees Pierson Investment Finance S.A., a Geneva based investment fund private placement firm. He earned a Bachelor of Science degree from Cornell University.

There are no arrangements or understandings between any of our directors and any other person pursuant to which any director was selected to serve as a director of our company. Directors are elected until their successors are duly elected and qualified. There are no family relationships among our directors or officers.

Director Qualifications and Diversity

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion. We also seek directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees. We believe that all of our directors meet the foregoing qualifications. We do not have a policy with respect to diversity.

CORPORATE GOVERNANCE

Committees and Director Independence

Our business, property and affairs are managed by or under the direction of the board of directors. We do not presently have any committees. The functions normally performed by the audit, compensation and nominating committees are performed by the board. Our board has determined that Mr. Jeremy Goodwin satisfies the criteria for independence under NYSE AMEX and SEC rules for independence of directors. Because the shares of our common stock are not currently traded on a national securities exchange, we are not obligated to comply with the board committee and director independence requirements of any securities exchange.

Board Leadership Structure

The Board believes that the combined role of Chief Executive Officer and Chairman is most suitable for our company because Mr. Fong, as our company’s Chairman and Chief Executive Officer, is the individual most familiar with our business and industry, including the regulatory structure and other industry-specific matters, as well as being most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer brings company-specific experience and expertise, while the Company’s independent director brings experience, oversight, and expertise from outside the company and its industry. The Board believes that the combined role of Chief Executive Officer and Chairman of the Board promotes the development and execution of our strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. The Board believes the combined role of Chief Executive Officer and Chairman, together with our independent director, is in the best interest of stockholders because it provides the appropriate balance between independent oversight of management and the development of strategy.

Risk Management

The Board is involved in the oversight of risks that could affect the Company. The Board is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements, overseeing the management of financial risks, including risks related to liquidity, credit, operations and regulatory compliance, among others, and the processes in place to monitor and control such exposures, and managing risks associated with the independence of the Board of Directors and potential conflicts of interest.

Board Committees

We currently do not have standing audit, nominating or compensation committees, although we may form such committees in the future as the membership of the board of directors increases. Since we do not currently have an audit committee, we do not have an audit committee financial expert. However, we believe that Jeremy Goodwin, our independent director, would qualify for such position. Our board of directors handles the functions that would otherwise be handled by our committees.

Shareholder Nominations for Director

We do not currently have a process by which shareholders may nominate directors for our board of directors but anticipate adopting a process for nominations in the near future.

Board and Committee Meetings

During 2009, our Board of Directors held one (1) meeting and acted by unanimous written consent four (4) times. All of the Directors the meeting of the Board that was held in 2009.

Director Attendance at Annual Meetings

We did not hold an annual meeting of stockholders in 2009. We do not currently have a policy with regards to directors’ attendance at annual stockholder meetings since, as a company whose shares of common stock are not currently traded on a national securities exchange, we are not currently required to hold annual meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, which we also refer to throughout this Information Statement as the SEC. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, directors and such beneficial owners, we believe that all filing requirements of Section 16(a) of the Exchange Act were timely complied with during the fiscal year ended December 31, 2009, except that each of Messrs. Goodwin, Leung, Luo, Fong, Ms. Ma, Ms. Mao, Logo International Holdings Ltd. and Grand Will Investment Group Ltd. filed a late Form 3 upon becoming a Section 16 filer and each of Messrs. Freiss, Lilja and Schwartz filed a late Form 4 in connection with a sale of securities.

Code of Ethics

The Company has not adopted a code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, but plan to adopt such a code of ethics in the near term and make it available on the Company’s website.

Shareholder Communication Policy

Any shareholder or other interested party who desires to communicate with any member of our board of directors may do so by writing to: Board of Directors, c/o Sino Green Land Corporation, 6/F No.947, Qiao Xing Road, Shi Qiao Town, Pan Yu District, Guangzhou, People’s Republic of China 511490.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our current executive officers.

Name	Age	Position	Executive Officer Since
Anson Yiu Ming Fong	49	Chairman of the Board and Chief Executive Officer	2009
Xiong Luo	57	Director and Corporate Secretary	2009
Yong Qing Ma	40	Chief Financial Officer and Treasurer	2009
Yan Pan	43	Chief Operating Officer	2010

See “Election of Directors (Action One)” on page 3 above for information on Messrs. Fong and Luo.

Ms. Yong Qing Ma. Ms. Ma has been our Chief Financial Officer and Treasurer since January 15, 2009. Ms. Ma held the same position with Organic Region since September 2007. Prior to joining us, Ms. Ma served as vice president of finance for Pacificnet, Inc. She worked as finance manager at Shenzhen Lufthansa Technik Ltd., a subsidiary of Germany Lufthansa Group from 2002 to 2003. She worked for China Motion, a Hong Kong public telecom company as manager of the corporate finance division and audit division from 1995 to 2002. Ms. Ma received her MBA from American Kennedy Western University, and an economic bachelors degree from Wuhan University in China. Ms. Ma currently serves as director for Shenzhen Longtou Investment Limited, a private financial advisory company.

Mr. Yan Pan. Mr. Pan served as general manager of the Chinese operations of a Swedish outsourcing company, Outsource Supply Management, prior to being appointed as the Company’s Chief Operating Officer. Mr. Pan was responsible for overseeing client servicing, suppliers and overall strategic business development from 2001 to 2007. From 2007 to July 2009, Mr. Pan served as director of the luxury product business for Vasto, an Italian menswear brand owned by a Chinese family. Mr. Pan oversaw brand positioning, product development, retail development and supplier management. With his marketing experience with major brands, Mr. Pan will help the Company build and manage a major brand in China. Mr. Pan has been employed by the Company since July 2009 as Project Manager. Mr. Pan’s experience in dealing with suppliers has been, and will continue to be, beneficial to the Company in managing our large supplier pool.

There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any executive officer was selected to serve as an executive officer of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 18, 2010: (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our named executive officers and directors; and (iii) by all of our officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Except as otherwise indicated, the persons listed below have advised us that they have direct sole voting and investment power with respect to the shares listed as owned by them.

Unless otherwise specified, the address of each of the persons set forth below is c/o Sino Green Land Corporation, 6/F No. 947, Qiao Xing Road, Shi Qiao Town, Pan Yu District, Guangzhou, People’s Republic of China.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise of warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of May 18, 2010.

In the table below, percentage ownership is based on 111,943,670 shares of our common stock outstanding as of May 18, 2010.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	(1)	Percent of Class
Anson Yiu Ming Fong	34,700,635	(2)	31.0%
Xiong Luo	30,618,207	(3)	27.4%
Chi Ming Leung	4,082,428	(4)	3.6%
Yong Qing Ma	516,552	(5)	*
T Squared Investments LLC	11,647,416	(6)	9.99%
Celenian Capital, LLC	6,409,090	(7)	5.7%
All officers and directors as a group (four individuals beneficially owning stock)	70,955,322		62.0%

* Less than 1%.

(1)          Does not include 1,000,000 shares of common stock Mr. Pan was entitled to receive upon the signing of his employment agreement, which shares have not been distributed as of the date hereof.

(2)          The 34,700,635 shares of common stock beneficially owned by Mr. Fong represents: (i) 30,618,207 shares that are held by Mr. Fong indirectly through Grand Will Investment Group Limited, a BVI company owned and controlled by Mr. Fong; and (ii) 4,082,428 shares that are held indirectly by Mr. Fong’s wife, Wai Yin Cheng, through Long Rich Global Invest Limited, a BVI company owned and controlled by her. Mr. Fong disclaims beneficial interest in the shares beneficially owned by Ms. Cheng. Shares owned by Mr. Fong do not include 4,082,428 shares beneficially owned by Mr. Fong’s brother and sister.

(3)          Represents 30,618,207 shares that are jointly held by Xiong Luo and his wife, Lili Mao, indirectly through Logo International Holdings Limited, a BVI company owned and controlled by them.

(4)          Represents 4,082,428 shares that are indirectly held by Mr. Leung, through Alpha Fortune Global Develop Limited, a BVI company owned and controlled by him.

(5)          Shares owned by Ms. Ma do not include 216,618 shares beneficially owned by her brother.

(6)          The address for T Squared Investments LLC is 1325 Sixth Avenue, New York, New York 10019. The number above represents shares of common stock issuable upon exercise of warrants and conversion of series A preferred stock held by T Squared Investments LLC. Each of Mark C. Jensen and Thomas Sauve, managing members of T Squared Investments LLC, acting singly, has the power to vote and dispose of the shares beneficially owned by T Squared Investments LLC. The warrants and the certificate of designation for the series A preferred stock prohibit exercise or conversion to the extent that such exercise or conversion would result in the holders and its affiliates beneficially owning more than 9.99% of our outstanding common stock. The total number of shares which T Squared Investments LLC would own beneficially if the 9.99% limitation were not applicable is 29,909,090 shares prior to our offering on Form S-1, filed with the SEC on December 24, 2009, representing shares of common stock issuable upon exercise of the warrants and conversion of series A preferred stock, which would represent beneficial ownership of 22.2% of our common stock.

(7)          The address for Celenian Capital, LLC is 338 Spear Street, Suite 8D, San Francisco, CA 94105. The number above represents shares of common stock issuable upon exercise of warrants and conversion of series A convertible preferred stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation earned by any person who served as one of our named executive officers in 2008 and 2009 for services provided to us or Organic Region with which we completed a reverse acquisition transaction in 2009. Compensation by us to Messrs. Leung and Luo represents compensation paid by Organic Region.

Name and Principal Position	Year	Salary	Total
Anson Yiu Ming Fong, Chairman of the Board and current Chief Executive Officer	2009	$160,000	$160,000	[1]
	2008	$116,293	$116,293

Chi Ming Leung, former Chief Executive Officer	2009	$81,000	$81,000	[2]
	2008	$77,490	$77,490

Xiong Luo, (former Chief Operating Officer and current Corporate Secretary)	2009	$128,000	$128,000	[3]
	2008	$101,324	$101,324

[1]	Mr. Fong received this compensation for the services he provided in his capacity as a director of our Company.

[2]	Mr. Leung received $35,000 in his capacity as our Chief Executive Officer and $46,000 in his capacity as a director.

[3]	Mr. Luo received $53,000 in his capacity as our Chief Operating Officer and $75,000 in his capacity as a director.

None of the named executive officers named in the Summary Compensation Table received any compensation in 2009 and 2008 other than salary.

Each of Messrs. Fong, Leung and Luo, received compensation for the services he provided in his capacity as a member of our board of directors as disclosed below under “Director Compensation.” None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2009 or 2008.

Employment Agreements

Prior to our reverse acquisition, our operating subsidiaries were private limited companies organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders and is reflected in the Summary Compensation Table. Effective January 15, 2009, we entered into employment agreements with Messrs. Leung and Luo to provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Mr. Leung’s employment agreement provides for an annual salary of approximately $35,000 and Mr. Luo’s employment agreement provides for an annual salary of approximately $53,000. Mr. Leung’s employment with the Company was terminated by our board of directors on April 29, 2010. Effective May 1, 2010, we entered into an employment agreement with Yan Pan. Mr. Pan’s employment agreement provides for an annual salary of approximately $54,000 as well as 1,000,000 shares of the Company’s common stock upon the signing of the employment agreement, and as of the date hereof such shares have not been distributed to Mr. Pan. Other than the salary and necessary social benefits required by the government, which are defined in each employment agreement, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Director Compensation

We have entered into agreements with our directors, Messrs. Fong, Leung and Luo. Under these agreements, we pay Mr. Fong annual compensation of approximately $160,000, Mr. Leung an annual fee of approximately $46,000 and Mr. Luo an annual fee of approximately $75,000, as consideration for their role as directors. Mr. Fong is compensated solely in his capacity as director. The compensation of Messrs. Leung and Luo as directors is in addition to their compensation as officers.

On February 1, 2009, we entered into an agreement with Mr. Jeremy Goodwin, pursuant to which we agreed to pay Mr. Goodwin compensation of $3,500 per month for serving as an independent director. In addition, we agreed to award to Mr. Goodwin 12,500 restricted shares of common stock every three months, as long as Mr. Goodwin continues to serve as an independent director. As of September 30, 2009, we have agreed to issue 37,500 shares of common stock to Mr. Goodwin.

The following table reflects the compensation earned by our directors in 2009:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Anson Yiu Ming Fong	$160,000	$160,000
Chi Ming Leung	$46,000	$46,000
Xiong Luo	$75,000	$75,000
Jeremy Goodwin	$38,500	$38,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2005, Organic Region entered into exclusive arrangements with Guangzhou Greenland Co., Ltd., or Guangzhou Greenland, an individual business entity incorporated in Guangdong Province, PRC on July 20, 2004. Guangzhou Greenland is the operating company for our wholesale fruits and vegetables business. Mr. Xiong Luo, our Corporate Secretary and former Chief Operating Officer, is the owner and holder of the business license for Guangzhou Greenland.

Pursuant to these arrangements, Organic Region has agreed to provide consulting services, including business operations, human resources and research and development services necessary for Guangzhou Greenland to operate its wholesale fruit and vegetable distribution business in PRC. In exchange for such services, Mr. Luo agreed to pay a consulting services fee to Organic Region equal to all of the revenues obtained by Guangzhou Greenland. In addition, Organic Region obtained the right to substantially influence Guangzhou Greenland’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. Mr. Luo also irrevocably granted the Company an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Guangzhou Greenland and agreed to entrust all voting power to a person designated by Organic Region.

Guangzhou Greenland is considered a variable interest entity, and its financial statements are included in our consolidated financial statements.

On January 15, 2009, we consummated the reverse acquisition with Organic Region pursuant to which:

  We issued to the former shareholders of Organic Region a total of 81,648,554 shares of common stock, constituting approximately 98% of our outstanding stock, in exchange for all of the capital stock of Organic Region, pursuant to a share exchange agreement. These shares were issued as follows:

Name	Relationship	Shares
Grand Will Investment Group Limited	Owned and controlled by Mr. Anson Yi Ming Fong, our Chairman of the board and Chief Executive Officer	30,618,207
Long Rich Global Invest Limited	Owned and controlled by Mr. Fong’s wife, Wai Yin Cheng	4,082,428
Long Rich Global Invest Limited	Jointly owned and controlled by Xiong Luo, a director and our Corporate Secretary, and his wife Lili Mao	30,618,207
Alpha Fortune Global Develop Limited	Owned and controlled by Chi Ming Leung, our former Chief Executive Officer and a director	4,082,428
Multi Billion Investment Development Limited	Owned and controlled by Mr. Fong’s brother and sister, Kit Ming Fong and Shiu Ming Fong	4,082,428
Good Joy International Group Investment Limited	Owned and controlled by Mr. Cheung Chin Chi, who is not affiliated with the Company	4,082,428
Welldone Investment Development Limited	Owned by 12 Chinese individuals none of whom are affiliated with the Company	4,082,428
		81,648,554

  Our former majority shareholders, Michael Friess and Sanford Schwartz, sold us 1,666,298 shares of common stock for a $500,000 non-interest bearing convertible promissory note. We cancelled the shares. We paid the note in two installments of principal in the amount of $250,000 on March 31, 2009 and April 27, 2009. We have no further obligation to our former majority shareholders.

  Our former majority shareholders agreed to indemnify us as to matters arising prior to the completion of the reverse acquisition.

We have, from time to time, borrowed money from, and advanced money to, related parties. At December 31, 2007, we had a balance due from Shanghai Shifeng Indutrial Co., Ltd. for accounts receivable in the amount of approximately $163,000, and we owed approximately $544,000 to Zhongshan Jintao Fruit & Vegetable Logistics Co., Ltd. These obligations were incurred by our subsidiary, Zhuhai Organic, prior to Organic Region’s acquisition of Zguhai Organic. Amounts due from related parties amounted to $2,164,247 at September 30, 2009 and $352,799 at December 31, 2008, respectively. We had a balance due from one company who is under common control with us in the amount of $242,042 at September 30, 2009 and $352,799 at December 31, 2008, respectively. These amounts are interest free, unsecured and due on demand.

We had a balance due to the companies which are under common control with us of $397,418 at September 30, 2009 and $129,444 at December 31, 2008, respectively, which arose from services rendered to us. We had a balance due to shareholders amounting to $101,876 at September 30, 2009. The amount due is interest free, unsecured and due on demand. There was no amount due to shareholders at December 31, 2008.

On January 28, 2008, Organic Region entered into two agreements:

  An advisory agreement with Hickey Freihofner Advisors, LLC pursuant to which Hickey Freihofner would assist Organic Region with respect to on reverse merger transaction.

  An agreement with Brill Securities, Inc. and Hai Lin pursuant to which Mr. Lin would act as a foreign finder to assist Organic Region to raise funds from Chinese investors.

On May 14, 2009, we issued 4,165,742 shares of common stock in connection with the termination of these two agreements. Pursuant to these termination agreements, we issued 516,552 shares of common stock to Ms. Yong Qing Ma, our Chief Financial Officer. None of the other persons who received shares of common stock pursuant to the termination agreements are officers, directors or 5% stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. We paid aggregate fees of approximately $87,500 and $105,000 for the fiscal years ended December 31, 2009 and December 31, 2008, respectively, to Kabani & Company, Inc. for professional services rendered by such firm for the audit and review of the financial statements included in our annual report on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees. We paid aggregate fees to Kabani & Company, Inc. of approximately $9,000 for the fiscal year ended December 31, 2009 for reviewing the financial statements in our registration statement on Form S-1 and $0 for the fiscal year ended December 31, 2008.

Tax Fees. We did not pay any fees to Kabani & Company, Inc. for professional services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2009 and December 31, 2008.

All Other Fees. We did not pay any fees to Kabani & Company, Inc. for any other professional services during the fiscal years ended December 31, 2009 and December 31, 2008.

Board of Directors Pre-Approval Policies and Procedures

The Board of Directors has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act, and (iii) all fees and the terms of engagement with respect to such services, except that the Board of Directors may delegate the authority to pre-approve non-audit services to one or more of its committee members who will present its decisions to the full Board at the first meeting following such decision. All audit and non-audit services performed by Kabani & Company, Inc. during fiscal years 2008 and 2009 were pre-approved pursuant to the procedures outlined above.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact the company at 6/F No.947, Qiao Xing Road, Shi Qiao Town, Pan Yu District, Guangzhou, People’s Republic of China 511490; Telephone (+86) 20-84890337.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

By: /s/ Anson Yiu Ming Fong
       Anson Yiu Ming Fong
       Chief Executive Officer

May 24, 2010